Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 16, 2021 (this “Amendment”), is entered into among VITAMIN COTTAGE NATURAL FOOD MARKETS, INC., a Colorado corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of January 28, 2016, by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, modified, supplemented or extended from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as provided herein with such amendments not constituting a novation of the Existing Credit Agreement (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Amendments. Effective upon satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)             The sentence immediately following the pricing chart in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) (including, for the avoidance of doubt, for the fiscal quarter of the Borrower ending September 30, 2021); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.

(b)             The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded Indebtedness as of that date minus unrestricted domestic cash and cash equivalents of the Borrower as of such date, calculated in accordance with GAAP, to (b) Consolidated EBITDAR for the four fiscal quarter period ending on or immediately prior to such date.

NE COLORADO CELLULAR, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

2.         Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and the Lenders.

3.        Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4.         Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)             It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)            This Amendment has been duly executed and delivered by each Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c)             No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)             The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5.         Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.        Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

7.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.         Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

10.     Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	VITAMIN COTTAGE NATURAL FOOD MARKETS, INC., a Colorado corporation

	By:	/s/ Kemper Isely
Name: Kemper Isely
Title: Co-President

GUARANTORS:	NATURAL GROCERS BY VITAMIN COTTAGE, INC., a Delaware corporation

	By:	/s/ Kemper Isely
Name: Kemper Isely
Title: Co-President

VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY, a Colorado limited liability company

By:	/s/ Kemper Isely
Name: Kemper Isely
Title: Manager

FIFTH AMENDMENT TO CREDIT AGREEMENT

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ John Sletten
Name: John Sletten
Title: Senior Vice President

FIFTH AMENDMENT TO CREDIT AGREEMENT

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ John Sletten
Name: John Sletten
Title: Senior Vice President

FIFTH AMENDMENT TO CREDIT AGREEMENT

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.